Exhibit 10.3

AMENDMENT NO. 1 TO THE MASTER SERVICES AGREEMENT

This Amendment No. 1, dated February 28, 2019 (this “Amendment”), to that certain Master Services Agreement, dated March 3, 2016, by and between Production Solutions International Petrol Arama Hizmetleri Anomin Sirketi (“PSI”) and TransAtlantic Exploration Mediterranean International Pty Ltd. (“TEMI”) (the “MSA”) is entered into by and between PSI and TEMI.

WHEREAS, PSI is under common control, directly or indirectly, with Dalea Partners, LP (“Dalea”);

WHEREAS, TEMI is a wholly-owned subsidiary of TransAtlantic Petroleum Ltd. (“TAT”);

WHEREAS, on February 28, 2019, Dalea and TAT entered into that certain Amendment No. 1 (the “Note Amendment”) to that certain Amended and Restated Promissory Note, dated April 19, 2016 (the “Amended Note” and, as amended by the Note Amendment, the “Note”), pursuant to which Dalea and TAT agreed to extend the maturity date of the Note pursuant to the terms of the Note Amendment;

NOW, THERFORE, in consideration for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PSI and TEMI, intending to be legally bound, do hereby agree as follows:

1.	Capitalized terms used in this Amendment that are not defined herein have the meanings assigned to such terms in the MSA.

2.	Section 3 of the MSA is hereby deleted in its entirety and replaced with the following:

“The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue in full force and effect for a primary term lasting until February 26, 2021 and shall be automatically renewed for successive renewal terms of one (1) year each, unless terminated by either Party by written notice at least sixty (60) days prior to the end of the primary term or any successive renewal term.”

3.	All references in the MSA to the “Agreement” shall mean the MSA as hereby amended.

4.	Except as expressly modified or amended by this Amendment, all of the terms and conditions of the MSA remain in full force and effect.

5.	This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

6.	This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.

This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[Remainder of Page is blank and signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

PRODUCTION SOLUTIONS INTERNATIONAL PETROL ARAMA HIZMETLERI ANOMIN SIRKETI

By:	/s/ N. Malone Mitchell 3rd
Name:	N. Malone Mitchell 3rd
Title:	Director

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY LTD.

By:	/s/ Tabitha T. Bailey
Name:	Tabitha T. Bailey
Title:	Director